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                                                            EXHIBIT 99.2


                       [LOGO OF NTN COMMUNICATIONS, INC.]

FOR IMMEDIATE RELEASE



CARLSBAD, CALIFORNIA, OCTOBER 28, 1996 - In commenting on its release of last Friday, October 25, NTN Communications, Inc. (AMEX:NTN), president, Dan Downs, said today, "There has been no interruption of our service to the NTN subscribers on the NTN network, nor do we anticipate any in the future. Independent tests indicate that our current system is in compliance with FCC regulations and the Company expects FCC approval shortly. The Company is supplying full service to our network and none of this affects our Home Services."

                                     # # #


Contact:
     Dan Downs, President  (619)438-7400
     Pat Downs, Chairman of the Board  (619)438-7400